Exhibit 99.1

Quantum X Labs Launches 50+ Physical Qubits Neutral-Atom Quantum Computer, Targets Thousands Qubit Milestone by End of H1 2027

The Logical Qubit Pathway Strategy Intends to Integrate the Company’s’ Error Correction Transformer to Reach Modular Infrastructure

Tel Aviv, Israel, May 28, 2026, (GLOBE NEWSWIRE) — Quantum X Labs Inc. (Nasdaq: QXL) (“Quantum X” or the “Company”), an advanced technologies company, today announces the launch of its 50+ qubit neutral-atom quantum computing platform, featuring a proprietary atom cooling technology.

The new platform leverages advanced laser cooling technology combined with dynamically reconfigurable optical tweezer arrays. This architecture enables rapid, high-fidelity loading of large-scale qubit registers, extended coherence times, and native support for high-performance Rydberg-mediated two-qubit gates.

The company’s qubit strategy aims to reach thousands of qubits by end of H1 2027, which is based on logical pathways that include a plan of integrating the company’s pending patented deep transformer decoder (US12294387B2). This AI-based error correction system is tightly coupled with the neutral-atom control stack. Using syndrome-guided decoding, it establishes a low-latency feedback loop that processes the high-fidelity outputs of the Rydberg gates in real time. This unique hardware-AI co-design dramatically reduces computational overhead and establishes a practical pathway toward real-time, fault-tolerant logical qubit operations.

“Our goal is to continue scaling physical qubit counts while building a modular platform with integrated error correction architecture,” said Prof. Nir Sharon, the company’s Chief Quantum Technology Scientist. “This 50+ qubit platform is a vital milestone. It gives us the physical environment necessary to implement our proprietary AI-driven error correction and potentially realize efficient, real-time error handling at scale.”The platform strengthens Quantum X Labs’ comprehensive quantum portfolio across Quantum Computing, Quantum Software & Simulation, and Quantum Sensing. It is designed to support advanced applications in Aerospace & Defense, clinical trials, processes optimization, nuclear energy, pharmaceuticals, quantum cybersecurity, and other high-impact domains.

Quantum X Labs Inc.

Quantum X Labs Inc. and its subsidiaries are focused on quantum technology, digital advertising and computing and enterprise artificial intelligence (AI) solutions. Quantum X Labs Ltd. is focused on developing and promoting quantum algorithms for the transportation, drug discovery and security segments as well as developing quantum- based GPS replacement and quantum atom accuracy solutions. Gix Media develops a variety of technological software solutions, which perform automation, optimization and monetization of internet campaigns, for the purposes of acquiring and routing internet user traffic to its customers. Metagramm is a developer of grammatical error correction software and offers tools for writing and reviewing, grammar, spelling, punctuation and style features, as well as translation and multilingual dictionaries, using artificial intelligence and machine learning technology.

For more information about Quantum X Labs, visit https://quantumxlabs.xyz/

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Forward-looking statements contained in this press release include, but are not limited to, statements regarding Quantum X Labs’ and its subsidiaries’ strategic and business plans, technology, relationships, objectives and expectations for its business, growth, the impact of trends on and interest in its business, intellectual property, products and its future results, operations and financial performance and condition and may be identified by the use of words such as “may,” “seek,” “will,” “consider,” “likely,” “assume,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “do not believe,” “aim,” “predict,” “plan,” “project,” “continue,” “potential,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” or their negatives or variations, and similar terminology and words of similar import, generally involve future or forward-looking statements. For example, the Company is using forward-looking statements when it discusses how the company’s qubit strategy aims to reach thousands of qubits by end of H1 2027, which is based on logical pathways that include a plan of integrating the company’s pending patented deep transformer decoder (US12294387B2), its goal is to continue scaling physical qubit counts while building a modular platform with integrated error correction architecture and implementing its proprietary AI-driven error correction and potentially realize efficient, real-time error handling at scale. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), including, but not limited to, the risks detailed in the Company’s most recent Annual Report on 10-K and in subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. ParaZero is not responsible for the content of third-party websites.

Investor Relations Contacts:

Michal Efraty

Investor Relations

michal@efraty.com